UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Material Definitive Agreement

On May 19, 2006 Greens Worldwide Incorporated (“GRWW”) entered into an Asset Purchase Agreement (“Agreement”) with American Indoor Football League (“AIFL”), a firm engaged in marketing and operating an indoor football league.  In accordance with the terms of such Agreement GRWW will purchase the right, title, and interest of AIFL in and to all of the assets of AIFL used exclusively in its business free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same existed on the Closing Date scheduled for June 30, 2006 with GRWW having the right to extend the closing date to July 30, 2006, all as follows and as shown in Exhibit 10.1, Asset Purchase Agreement:

All intellectual property, trade name, trade secrets, trademarks, personnel contracts,

web site, strategic partnerships, sponsors, publications, operating model, manuals,

and all other confidential information relating to the business; and

All current, past and future clients.

All assets as listed on the asset schedule attached as Exhibit A.

The foregoing highlights and summarizes certain pertinent terms and conditions contained in the above-referenced Agreement  including, but not limited to the purchase price indicated in Section 2.1 of such Agreement to which reference is made for the complete terms and conditions of such Agreement.

EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2006

Greens Worldwide Incorporated

By:      s/ R. Thomas Kidd

R. Thomas Kidd, President & CEO

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